UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2012

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5320 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(972) 673-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 6, 2012, Denbury Resources Inc. (“Denbury” or the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) regarding Denbury Onshore, LLC (“Denbury Onshore”), a wholly-owned subsidiary of Denbury, entering into a Closing Agreement and Amendment dated November 30, 2012 (the “Closing Agreement”), which amended the Exchange Agreement dated September 19, 2012 (as amended, the “Exchange Agreement”) among Denbury Onshore, Exxon Mobil Corporation and its wholly-owned subsidiary XTO Energy Inc. (collectively, “ExxonMobil”) in order to provide for the closing in two phases of the Bakken sale and asset exchange described in the Exchange Agreement (the “Exchange Transaction”).  This Amendment No.1 supplements the Original Form 8-K to report that the second and final phase of the closing of the Exchange Transaction was consummated on December 21, 2012.

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

Denbury entered into a Second Closing Agreement and Amendment dated December 21, 2012 (the “Second Closing Agreement”), further amending the Exchange Agreement to provide for a second closing pursuant to which Denbury would acquire, in exchange for the 17.5% interest in its Bakken area assets which Denbury retained in the first closing, approximately one-third of ExxonMobil’s CO2 reserves in its LaBarge Field in Wyoming, plus residual cash balances, after preliminary closing adjustments.  The discussion in Item 2.01 below is incorporated into this Item 1.01.

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets

With completion of the second and final phase of the previously announced Exchange Transaction on December 21, 2012, Denbury has now transferred all of its Bakken area assets to ExxonMobil in exchange for approximately $1.3 billion of cash (which includes preliminary closing adjustments) along with ExxonMobil’s operating interests in Webster Field in Texas and Hartzog Draw Field in Wyoming and approximately one-third of ExxonMobil’s CO2 reserves in its LaBarge Field in Wyoming.  As indicated in the Original Form 8-K, the Company is continuing to seek possible acquisitions in which proceeds from the Exchange Transaction could be utilized in a like-kind exchange transaction to reduce the amount of federal income tax payable due to such transaction.  Accordingly, a substantial portion of the cash proceeds received in the Exchange Transaction remains in qualified trust accounts to fund any such future potential asset purchases.

A copy of the Second Closing Agreement is attached hereto as Exhibit 2.1, and a copy of the December 24, 2012 press release announcing the second closing is attached hereto as Exhibit 99.1, which exhibits are incorporated in this Amendment No. 1 by reference.  The foregoing description of the Second Closing Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the full text of that agreement.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
2.1*	Second Closing Agreement and Amendment by and among Denbury Onshore, LLC, XTO Energy Inc., and Exxon Mobil Corporation dated as of December 21, 2012.
99.1*	Denbury Press Release, dated December 24, 2012.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: December 26, 2012	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Second Closing Agreement and Amendment by and among Denbury Onshore, LLC, XTO Energy Inc., and Exxon Mobil Corporation dated as of December 21, 2012.
99.1	Denbury Press Release, dated December 24, 2012.